Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Phone: 919-407-7895
Fax: 919-407-5615
investorrelations@cree.com

Cree Reports Financial Results for the Third Quarter of Fiscal Year 2014

Quarterly Revenue Increased 16% Year-over-Year to $405 million
Quarterly Net Income Increased 27% Year-over-Year to $28.2 million

DURHAM, N.C., April 22, 2014 - Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced revenue of $405.3 million for its third quarter of fiscal 2014, ended March 30, 2014. This represents a 16% increase compared to revenue of $348.9 million reported for the third quarter of fiscal 2013. GAAP net income for the third quarter was $28.2 million, or $0.23 per diluted share, an increase of 27% year-over-year compared to GAAP net income of $22.2 million, or $0.19 per diluted share, for the third quarter of fiscal 2013. On a non-GAAP basis, net income for the third quarter of fiscal 2014 was $47.7 million, or $0.39 per diluted share, an increase of 17% year-over-year compared to non-GAAP net income for the third quarter of fiscal 2013 of $40.8 million, or $0.34 per diluted share.

“Fiscal Q3 was a solid quarter as revenue and operating income were in line with our target range and the business is well positioned to grow in fiscal Q4,” stated Chuck Swoboda, Cree Chairman and CEO. “These results once again demonstrate our ability to deliver strong operating results while continuing to make longer term investments in new technology and building the Cree brand.”

Q3 2014 Financial Metrics
(in thousands, except per share amounts and percentages)

	Third Quarter
	2014	2013	Change
	(unaudited)	(unaudited)
Revenue, net	$405,259	$348,934	$56,325	16%
GAAP
Gross margin	37.0%	38.1%
Operating margin	7.5%	6.7%
Net income	$28,164	$22,157	$6,007	27%
Earnings per diluted share	$0.23	$0.19	$0.04	21%
Non-GAAP
Gross margin	37.8%	38.8%
Operating margin	13.2%	12.9%
Net income	$47,710	$40,761	$6,949	17%
Earnings per diluted share	$0.39	$0.34	$0.05	15%

•	Gross margin decreased 50 basis points from Q2 of fiscal 2014 to 37.0% on a GAAP basis and decreased 40 basis points to 37.8% on a non-GAAP basis.

•	Cash and investments increased by $39.0 million from Q2 of fiscal 2014 to $1.2 billion.

•	Accounts receivable (net) increased by $8.8 million from Q2 of fiscal 2014 to $222.3 million, with days sales outstanding of 49.

•	Inventory increased $16.8 million from Q2 of fiscal 2014 to $251.2 million, with days of inventory of 89 days.

Recent Business Highlights:

•
Introduced SmartCastTM Technology, the first self-programming wireless lighting-control system that reduces energy consumption by more than 70 percent* at half the cost of traditional lighting controls;

•	Launched the new ZR Series LED troffer, delivering significant energy savings, superior color quality and an ultra-slim, sleek package starting at only $99;

•
Made The Biggest Thing Since the Light BulbTM brighter and more affordable by lowering prices of the Cree® LED Bulb product line by as much as 23 percent, and introducing the first 100-watt replacement LED bulb to look and light like a light bulb;

•	Achieved another significant LED milestone with the demonstration of 303 lumens per watt from a white, high-power LED;

•	Demonstrated the first 200-lumen-per-watt (LPW) LED concept luminaire, which is more than twice the efficiency of the best linear fluorescent luminaires;

•	Introduced three new CXA high-density LED arrays which, by doubling the light output of existing CXA LED arrays, enable the complete replacement of ceramic-metal-halide (CMH) light sources; and

•	Released the XLamp® XB-H LED, the brightest discrete in Cree’s high-density (HD) class of LEDs, delivering a breakthrough combination of lumen output and efficacy in a small package.

*Compared to traditional fluorescent luminaires without SmartCast Technology.

Business Outlook:

For its fourth quarter of fiscal 2014 ending June 29, 2014, Cree targets revenue in a range of $430 million to $460 million with GAAP gross margin targeted to be 36.8%+/- and non-GAAP gross margin targeted to be 37.5%+/-. Our GAAP gross margin targets include stock-based compensation expense of approximately $3.2 million, while our non-GAAP targets do not. Operating expenses are targeted to increase $7 million from Q3. The tax rate is targeted at 21.0%+/- for the fourth quarter of fiscal 2014. GAAP net income is targeted at $28.2 million to $36.3 million, or $0.23 to $0.29 per diluted share. Non-GAAP net income is targeted in a range of $46.5 million to $54.6 million, or $0.38 to $0.44 per diluted share. The GAAP and non-GAAP net income per diluted share targets are based on an estimated 124.0 million diluted weighted average shares. Targeted non-GAAP earnings exclude expenses related to the amortization of acquired intangibles and stock-based compensation expense of $0.15 per diluted share.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal 2014 third quarter results and the fiscal 2014 fourth quarter business outlook, including significant factors and assumptions underlying the targets noted above.

The conference call will be available to the public through a live audio web broadcast via the Internet. For webcast details, visit Cree's website at investor.cree.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Cree's website at investor.cree.com/results.cfm.

About Cree, Inc.

Cree is leading the LED lighting revolution and making energy-wasting traditional lighting technologies obsolete through the use of energy-efficient, mercury-free LED lighting. Cree is a market-leading innovator of lighting-class LEDs, LED lighting, and semiconductor products for power and radio frequency (RF) applications.

Cree's product families include LED fixtures and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, power-switching devices and RF devices. Cree's products are driving improvements in applications such as general illumination, electronic signs and signals, power supplies and inverters.

For additional product and Company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the Company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses which are excluded from the non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated in the forward-looking statements. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; the risk that we have an increasingly complex supply chain and its ability to scale to enable maintaining a sufficient supply of raw materials; our ability to lower costs; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that retail customers may alter promotional pricing, increase promotion of a competitor’s products over our products or reduce their inventory levels, all of which could negatively affect product demand; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; the risk we may be required to record a significant charge to earnings if our goodwill or amortizable assets become impaired; our ability to complete development and commercialization of products under development, such as our pipeline of improved LED chips, LED components and LED lighting products; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; risks related to our multi-year warranty periods for LED lighting products; risks associated with acquisitions; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 30, 2013, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree®, the Cree logo, and XLamp® are registered trademarks, and SmartCastTM and The Biggest Thing Since the Light BulbTM are trademarks of Cree, Inc.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts and percentages)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 30, 2014	March 31, 2013	March 30, 2014	March 31, 2013

Revenue, net	$405,259	$348,934	$1,211,351	$1,010,973
Cost of revenue, net	255,265	215,924	754,822	628,438
Gross profit	149,994	133,010	456,529	382,535
Gross margin percentage	37.0%	38.1%	37.7%	37.8%

Operating expenses:
Research and development	46,626	39,036	132,805	116,524
Sales, general and administrative	65,368	62,140	197,589	174,885
Amortization of acquisition-related intangibles	7,257	7,719	21,800	23,108
Loss on disposal or impairment of long-lived assets	364	863	1,781	2,385
Total operating expenses	119,615	109,758	353,975	316,902

Operating income	30,379	23,252	102,554	65,633
Operating income percentage	7.5%	6.7%	8.5%	6.5%

Non-operating income, net	3,152	2,512	9,373	8,378
Income before income taxes	33,531	25,764	111,927	74,011
Income tax expense	5,367	3,607	17,585	15,328
Net income	$28,164	$22,157	$94,342	$58,683

Earnings per share:
Diluted	$0.23	$0.19	$0.77	$0.50

Weighted average shares used in per share calculation:	123,695	118,608	123,140	116,768

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 30, 2014	June 30, 2013
	(unaudited)

ASSETS
Current assets:
Cash, cash equivalents, and short-term investments	$1,223,411	$1,023,915
Accounts receivable, net	222,333	192,507
Inventories	251,234	197,001
Deferred income taxes	25,740	26,125
Prepaid expenses and other current assets	59,352	76,218
Total current assets	1,782,070	1,515,766
Property and equipment, net	575,945	542,833
Intangible assets, net	343,647	357,525
Goodwill	616,345	616,345
Other assets	45,041	19,941
Total assets	$3,363,048	$3,052,410

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$159,230	$121,441
Accrued salaries and wages	44,030	41,407
Income taxes payable	16,060	1,315
Other current liabilities	44,400	43,248
Total current liabilities	263,720	207,411

Long-term liabilities:
Deferred income taxes	27,249	25,504
Other long-term liabilities	40,691	12,843
Total long-term liabilities	67,940	38,347

Shareholders’ equity:
Common stock	151	148
Additional paid-in-capital	2,162,798	2,025,764
Accumulated other comprehensive income, net of taxes	10,117	8,244
Retained earnings	858,322	772,496
Total shareholders’ equity	3,031,388	2,806,652
Total liabilities and shareholders’ equity	$3,363,048	$3,052,410

CREE, INC.
FINANCIAL RESULTS BY OPERATING SEGMENT
(in thousands, except percentages)
(unaudited)

The following table reflects the results of the Company's reportable segments as reviewed by the Company's Chief Executive Officer, its Chief Operating Decision Maker or CODM, for the three and nine months ended March 30, 2014 and the three and nine months ended March 31, 2013. The Company does not review inter-segment revenue when evaluating segment performance and allocating resources to each segment. As such, total segment revenue is equal to the Company's consolidated revenue.

	Three Months Ended
	March 30, 2014	March 31, 2013	Change
LED Products	$201,119	$195,561	$5,558	3%
Percent of revenue	49%	56%
Lighting Products	176,691	130,659	46,032	35%
Percent of revenue	44%	37%
Power and RF Products	27,449	22,714	4,735	21%
Percent of revenue	7%	7%
Total revenue	$405,259	$348,934	$56,325	16%

	Nine Months Ended
	March 30, 2014	March 31, 2013	Change
LED Products	$634,164	$584,070	$50,094	9%
Percent of revenue	52%	58%
Lighting Products	498,265	361,446	136,819	38%
Percent of revenue	41%	36%
Power and RF Products	78,922	65,457	13,465	21%
Percent of revenue	7%	6%
Total revenue	$1,211,351	$1,010,973	$200,378	20%

	Three Months Ended
	March 30, 2014	March 31, 2013	Change
LED Products gross profit	$91,634	$85,728	$5,906	7%
LED Products gross margin	45.6%	43.8%
Lighting Products gross profit	48,487	39,966	8,521	21%
Lighting Products gross margin	27.4%	30.6%
Power and RF Products gross profit	15,675	12,033	3,642	30%
Power and RF Products gross margin	57.1%	53.0%
Unallocated costs	(5,802)	(4,717)	(1,085)	23%
Consolidated gross profit	$149,994	$133,010	$16,984	13%
Consolidated gross margin	37.0%	38.1%

	Nine Months Ended
	March 30, 2014	March 31, 2013	Change
LED Products gross profit	$290,931	$245,381	$45,550	19%
LED Products gross margin	45.9%	42.0%
Lighting Products gross profit	136,731	115,449	21,282	18%
Lighting Products gross margin	27.4%	31.9%
Power and RF Products gross profit	44,452	35,253	9,199	26%
Power and RF Products gross margin	56.3%	53.9%
Unallocated costs	(15,585)	(13,548)	(2,037)	15%
Consolidated gross profit	$456,529	$382,535	$73,994	19%
Consolidated gross margin	37.7%	37.8%

Reportable Segments Description
The Company's LED Products segment includes LED components, LED chips and SiC materials. The Company's Lighting Products segment consists of both LED and traditional lighting systems, with its primary focus on LED lighting. The Company's Power and RF Products segment includes power devices and RF devices.
Financial Results by Reportable Segment
The Company's CODM reviews gross profit as the lowest and only level of segment profit. As such, all items below gross profit in the consolidated statements of income must be included to reconcile the consolidated gross profit presented in the preceding table to the Company's consolidated income before taxes.
The Company allocates direct costs and indirect costs to each segment's cost of revenue. The allocation methodology is based on a reasonable measure of utilization considering the specific facts and circumstances of the cost being allocated.
Certain costs are not allocated when evaluating segment performance. These unallocated costs consist primarily of manufacturing employees' stock-based compensation, expenses for profit sharing and quarterly or annual incentive plans, matching contributions under the Company's 401(k) plan and acquisition related costs.

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin, non-GAAP operating income and free cash flow.
Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release. In this press release, Cree also presents its target for non-GAAP operating expenses, which is operating expenses less stock-based compensation expense and charges for amortization or impairment of acquired intangibles.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measures.

Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include stock-based compensation expense or amortization or impairment of acquired intangible assets, and the income taxes associated with the foregoing. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
The consolidated GAAP Gross Profit includes amounts that are excluded for non-GAAP measures in the “Unallocated Costs” in the Segment Reporting. The Company does not consider these costs when evaluating segment performance and allocating resources.
As described above, Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its Employee Stock Purchase Plan (ESPP). Cree excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Amortization or impairment of acquired intangible assets. Cree incurs amortization or impairments of acquired intangible assets in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the current operating results of Cree's business.
Income tax effects of the foregoing non-GAAP items. This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.
Cree expects to incur stock-based compensation expense and amortization of acquired intangible assets in future periods, including income taxes associated with the foregoing. In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance. Free cash flow represents operating cash flows less net purchases of property and equipment and payments for patent and licensing rights. Cree considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Cree's business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts and percentages)
(unaudited)

Non-GAAP Gross Margin

	Three Months Ended		Nine Months Ended
	March 30, 2014	March 31, 2013	March 30, 2014	March 31, 2013
GAAP gross profit	$149,994	$133,010	$456,529	$382,535
GAAP gross margin percentage	37.0%	38.1%	37.7%	37.8%
Adjustment:
Stock-based compensation expense	3,129	2,334	$8,357	$6,875
Non-GAAP gross profit	$153,123	$135,344	$464,886	$389,410
Non-GAAP gross margin percentage	37.8%	38.8%	38.4%	38.5%

Non-GAAP Operating Income

	Three Months Ended		Nine Months Ended
	March 30, 2014	March 31, 2013	March 30, 2014	March 31, 2013
GAAP operating income	$30,379	$23,252	$102,554	$65,633
GAAP operating income percentage	7.5%	6.7%	8.5%	6.5%
Adjustments:
Stock-based compensation expense	16,011	13,915	46,261	40,945
Amortization of acquisition-related intangible assets	7,257	7,719	21,800	23,108
Total adjustments to GAAP operating income	23,268	21,634	68,061	64,053
Non-GAAP operating income	$53,647	$44,886	$170,615	$129,686
Non-GAAP operating income percentage	13.2%	12.9%	14.1%	12.8%

Non-GAAP Net Income

	Three Months Ended		Nine Months Ended
	March 30, 2014	March 31, 2013	March 30, 2014	March 31, 2013
GAAP net income	$28,164	$22,157	$94,342	$58,683
Adjustments
Stock-based compensation expense	16,011	13,915	46,261	40,945
Amortization of acquisition-related intangible assets	7,257	7,719	21,800	23,108
Total adjustments to GAAP net income before provision for income taxes	23,268	21,634	68,061	64,053
Income tax effect *	(3,722)	(3,030)	(10,685)	(13,259)
Non-GAAP net income	$47,710	$40,761	$151,718	$109,477

Earnings per Share
Non-GAAP diluted net income per share	$0.39	$0.34	$1.23	$0.94

Shares used in diluted net income per share calculation
Non-GAAP shares used	123,695	118,608	123,140	116,768
*Estimated income tax effect is based upon the Company's overall consolidated effective tax rate for the given period.

Free Cash Flow

	Three Months Ended		Nine Months Ended
	March 30, 2014	March 31, 2013	March 30, 2014	March 31, 2013
Cash flows from operations	$60,183	$45,776	$228,170	$224,070
Less: PP&E spending	(36,164)	(24,976)	(119,614)	(55,406)
Less: Patents spending	(4,709)	(5,773)	(14,755)	(15,794)
Total free cash flow	$19,310	$15,027	$93,801	$152,870